                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                          RITA MEDICAL SYSTEMS, INC.


                                   ARTICLE I

     The name of the corporation is RITA Medical Systems, Inc. (the "Corporation").
 -----------

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

     This corporation is authorized to issue two classes of stock be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares
               ------------       ---------------
which the corporation is authorized to issue is 45,165,774 shares. 30,000,000 shares shall be Common Stock with a par value of $0.001 per share and 15,165,774 shares shall be Preferred Stock with a par value of $0.001 per share. 1,241,939 shares of Preferred Stock are designated Series A Preferred Stock ("Series A
                                                                    --------
Preferred"), 2,358,709 shares of Preferred Stock are designated Series B
---------
Preferred Stock ("Series B Preferred"), 1,844,671 shares of Preferred Stock are
                  ------------------
designated Series C Preferred Stock ("Series C Preferred"), 375,000 shares of
                                      ------------------
Preferred Stock are designated Series D Preferred Stock ("Series D Preferred")
                                                          ------------------
and 9,345,455 shares of Preferred Stock are designated Series E Preferred Stock ("Series E Preferred").
  ------------------

     The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock are as follows:

     1.   Dividend Provisions.  Prior and in preference to any declaration or
          -------------------
payment of any dividends to the holders of shares of Common Stock, the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series
D Preferred and Series E Preferred shall be entitled to receive dividends, out of any assets legally available therefor (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock of this corporation), at the rate, in the case of the Series A Preferred, of $0.3743 per share per annum (appropriately adjusted for
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stock splits, stock dividends, capitalizations and similar events), at the rate, in the case of the Series B Preferred, of $0.0505 per share per annum (appropriately adjusted for stock splits, stock dividends, capitalizations and similar events), at the rate, in the case of Series C Preferred, of $0.24 per share per annum (appropriately adjusted for stock splits, stock dividends, capitalizations and similar events) at the rate, in the case of Series D Preferred, of $0.48 per share per annum (appropriately adjusted for stock splits, stock dividends, capitalizations and similar events) and at the rate, in the case of Series E Preferred, of $0.22 per share per annum (appropriately adjusted for stock splits, stock dividends, capitalizations and similar events). Such dividends shall be payable when, as and if declared by the Board of Directors, and shall not be cumulative; provided, however, that if the Company's
                                        --------  -------
Common Stock is not, by December 31, 2000, traded on NASDAQ or similar exchange, then from December 31, 2000 and thereafter, the Series D Preferred dividend and the Series E Preferred dividend shall be cumulative. In the event that the Board of Directors declares a dividend, the amount of which is sufficient to permit payment of the full aforesaid dividends, such dividends will be paid ratably to each holder of Preferred Stock in proportion to the dividend amounts to which each holder of Series A Preferred, Series B Preferred, Series C Preferred,
Series D Preferred and Series E Preferred is entitled. After payment of the full amount of the aforesaid dividends, any additional dividends declared shall be distributed among all holders of Series A Preferred, Series B Preferred, Series
C Preferred, Series D Preferred, Series E Preferred, and Common Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all shares Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred were converted into Common Stock at the then effective Conversion Rate (as defined in paragraph 4(a) below).

     2.   Liquidation Preference.
          ----------------------

          (a)  Preferred Preference.
               --------------------

               (i) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, holders of Series C Preferred, Series D Preferred and Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series B Preferred, Series A Preferred, or Common Stock by reason of their ownership thereof, an amount equal to $3.00, $6.00 and $2.75 per share, respectively, plus an amount equal to any accrued or declared but unpaid dividends on such shares (such amount being referred to herein as the "Series C, Series D and Series E Preference"). If, upon occurrence
               ------------------------------------------
of any liquidation, dissolution or winding up of the corporation, the assets and funds thus distributed among the holders of the Series C Preferred, Series D Preferred and Series E Preferred shall be insufficient to permit the payment to such holders of the full Series C, Series D and Series E Preference, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred, Series D Preferred and Series E Preferred in proportion to the full aforesaid Series C, Series D and Series E Preferred Preference to which each such holder is entitled.

               (ii)   If, upon completion of the distributions required by
Section 2(a)(i), assets or surplus funds remain in this corporation, the holders of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of

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this corporation to the holders of Series A Preferred or Common Stock by reason of their ownership thereof, an amount equal to $0.63136 per share, respectively, plus an amount equal to any declared but unpaid dividends on such shares (such amount being referred to herein as the "Series B Preference"). If, upon
                                        -------------------
occurrence of any liquidation, dissolution or winding up of the corporation, the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full Series B Preference, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred in proportion to the full aforesaid Series B Preference to which each such holder is entitled.

               (iii) If, upon completion of the distributions required by Sections 2(a)(i) and 2(a)(ii), assets or surplus funds remain in this corporation, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the remaining assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount equal to $4.6784 per share, respectively, plus an amount equal to any declared but unpaid dividends on such shares (such amount being referred to herein as the "Series A Preference"). If, upon occurrence of any
                           -------------------
liquidation, dissolution or winding up of the corporation, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full Series A Preference, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the full aforesaid Series A Preference to which each such holder is entitled.

               (iv)   After the distributions described in Sections 2(a)(i),
(ii) and (iii) have been paid, the remaining assets of the corporation available for distribution to shareholders shall be distributed equally per share to the holders of Common Stock.

          (b)  Mergers.  A merger or reorganization in which the shareholders of
               -------
this corporation immediately prior to the transaction possess less than 50% of the voting power of the surviving entity (or its parent) immediately after the transaction or sale of all or substantially all of the assets of this corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2. Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale of all or substantially all of the assets of the corporation shall be valued as follows:

               (i) if traded on a securities exchange, the value shall be deemed to be the average of the last sale prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

               (ii) if actively traded over-the-counter, the value shall be deemed to be the average of the last sale prices over the 30-day period ending three (3) business days prior to the closing; and

               (iii) if there is no active public market, the value shall be the fair market value thereof as mutually determined by the corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement,

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then by independent appraisal by an investment banker hired and paid by the corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

          (c)  Consent for Certain Repurchase.  Until the Company qualifies for
               ------------------------------
an exemption from Section 2115 of the General Corporation Law of California, each holder of an outstanding share of Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the General Corporation Law, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to (i) all agreements outstanding as of the date hereof or (ii) agreements hereafter entered into in the ordinary course of business and where the repurchase is for no more than 50,000 shares in the aggregate with respect to any individual, and no more than 250,000 shares in the aggregate with respect to all individuals, and where the agreements provide for the right of said repurchase between the corporation and such persons.

     3.   Voting Rights.  The holder of each share of Preferred Stock shall be
          -------------
entitled to notice of any shareholders' meeting in accordance with the bylaws of the corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of shareholders, except those matters required by law to be submitted to a class vote and except as otherwise set forth herein. Each holder of shares of Preferred Stock shall be entitled to that number of votes equal to the number of shares of Common Stock into which such shareholders shares of Preferred Stock could be converted on the record date for the vote or consent of shareholders. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Preferred Stock held by each holder) shall be disregarded.

     4.   Conversion.  The holders of the Preferred Stock shall have conversion
          ----------
rights as follows (the "Conversion Rights"):
                        -----------------

          (a)  Right to Convert.  Each share of Preferred Stock shall be
               ----------------
convertible into shares of Common Stock without the payment of any additional consideration by the holder thereof and, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for the Preferred Stock. Each share of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for each series of Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. The initial Conversion Price per share of Series A Preferred shall be $4.6784. The initial Conversion Price per share of Series B Preferred shall be $0.63136. The initial Conversion Price per share of Series C Preferred shall be $3.00. The initial Conversion Price per share of Series D Preferred shall be $6.00. The initial Conversion Price per share of Series E Preferred shall be $2.75. The per share Conversion Value of the Series A Preferred shall be $4.6784. The per share Conversion Value of the Series B Preferred shall be $0.63136. The per share Conversion Value of the Series C Preferred shall be $3.00. The per share Conversion Value of the Series D Preferred shall be $6.00. The per share Conversion Value of the Series E Preferred shall be $2.75. The initial Conversion Prices shall be subject to adjustment from time to time as provided below. The number of shares of Common

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Stock into which a share of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.
                    ---------------

          (b)  Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
automatically be converted into shares of Common Stock at its then effective Conversion Rate (i) immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock in which (a) the public offering price equaled or exceeded $4.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and (b) the aggregate gross proceeds raised, equaled or exceeded $15,000,000 or (ii) in the case of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, at the election of the holders of greater than fifty percent (50%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class.

          (c)  Mechanics of Conversion.  Before any holder of Preferred Stock
               -----------------------
shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate(s) therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock and shall give written notice to the corporation at such office that he elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 4(b) hereof). The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock certificate(s) for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to Section 4(b)(i) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in
Section 4(b)(i), and except that in the case of an automatic conversion pursuant to Section 4(b)(ii) hereof such conversion shall be deemed to have been made upon the effectiveness of the required shareholder action described therein) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Fractional Shares.  In lieu of any fractional shares to which the
               -----------------
holder of Preferred Stock would otherwise be entitled, the corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of such series of Preferred Stock as determined by the Board of Directors. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          (e)  Adjustment of Conversion Price.
               ------------------------------

               (i)    Special Definitions.  For purposes of this paragraph 4(e),
                      -------------------
the following definitions shall apply:

                      (A) "Excluded Stock" shall mean:
                           --------------

                         1.   all shares of Preferred Stock and Common Stock
issued and outstanding on the date this document is filed with the California Secretary of State and all shares of Common Stock issued or issuable upon conversion of Preferred Stock;

                         2.   the warrants dated December 1, 1996, July 30,
1997, October 22, 1997 and January 13, 1998 to purchase Preferred Stock and the Preferred Stock issuable upon exercise of such warrants, and the Common Stock issuable upon conversion of the Preferred Stock issuable upon exercise of such warrants; and

                         3.   all shares of Common Stock or other securities
issued or issuable to officers, directors, consultants or employees of the corporation up to an aggregate of 4,764,080 shares which are approved by the Board of Directors. All outstanding shares of Excluded Stock (including shares issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of subparagraph 4(e)(ii) below.

               (ii)   Adjustment of Conversion Price for Issuance of Common
                      -----------------------------------------------------
Stock. The Conversion Price of Series A Preferred, Series B Preferred, Series C
-----
Preferred, Series D Preferred and Series E Preferred shall be subject to adjustment from time to time as follows:

               If the corporation shall issue any Common Stock or securities exercisable for or convertible into Common Stock, other than "Excluded Stock" as defined above, without consideration or for a consideration per share less than the Conversion Price for Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by Sections 4(e)(iii), (iv), (v) and (vi)), the Conversion Price per share of the Series A Preferred, the Conversion Price per share of the Series B Preferred, the Conversion Price per share of the Series C Preferred, the Conversion Price per share of the Series D Preferred, or the Conversion Price per share of the Series E Preferred, as applicable in effect after each such issuance shall thereafter (except as provided in this Section 4(e)) be adjusted to a price equal to the quotient obtained by dividing:

                      (A) an amount equal to the sum of

                         (x) the total number of shares of Common Stock
outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock, or deemed to have been issued pursuant to subdivision (3) of this clause (ii) and to clause (i)(A) above) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                         (y) the consideration received by the corporation upon
such issuance, by

                      (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (3) of this clause (ii) and to clause (i)(A) above) immediately prior to such issuance plus the additional shares of Common Stock or securities exercisable for or convertible into Common Stock issued in such issuance (but not including any additional shares of Common Stock deemed to be issued as a result of any adjustment in the Conversion Price resulting from such issuance).

          For purposes of any adjustment of the Conversion Price pursuant to clause (ii) above, the following provisions shall be applicable:

               (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the corporation in connection with the issuance and sale thereof.

               (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such
                      --------  -------
determination, the corporation's Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

               (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

                      (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                      (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                      (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price per share for the Series A Preferred, the Conversion Price per share for the Series B Preferred, the Conversion Price per share for the Series C Preferred, the Conversion Price per share for the Series D Preferred or the Conversion Price per share for the Series E Preferred, as applicable, shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                      (D) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price per share for the Series A Preferred, the Conversion Price per share for the Series B Preferred, the Conversion Price per share for the Series C Preferred, the Conversion Price per share for the Series D Preferred or the Conversion Price per share for the Series E Preferred, as applicable, shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

               (iii) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or in any right to acquire Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares.

               (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

               (v) In case the corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of retained earnings or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), or other securities of other persons, evidences of indebtedness issued by the corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the corporation convertible into or exchangeable for Common Stock), then, in each such case, the holders of shares of Preferred Stock shall, concurrent with the distribution to holders of Common Stock, receive a like distribution based upon the number of shares of Common Stock into which each series of Preferred Stock is convertible.

               (vi) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the corporation with or into another person (other than a consolidation or merger in which the corporation is the continuing entity), or of the sale or other disposition of all or substantially all the properties and assets of the corporation, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Preferred Stock into Common Stock. The provisions of this clause (vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

               (vii) All calculations under this Section 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

               (viii) For the purpose of any computation pursuant to this
Section 4(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Association of Securities Dealers, Inc. Automated Quotation System (or equivalent recognized source of quotations); provided, however, that if the
                                             --------  -------
Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors, but if challenged by the holders of more than 60% of the outstanding Preferred Stock with another proposed market price for each share of Common Stock, an independent appraiser selected by the Board of Directors shall determine the Current Market Price, and the corporation shall bear the cost of such appraisal only if the difference between its challenged Current Market Price and the one determined by the independent appraiser is greater than that between the market price proposed by the shareholders and the one determined by the independent appraiser; otherwise, the shareholders shall bear the cost of such appraisal.

          (f)  Minimal Adjustments.  No adjustment in the Conversion Price of
               -------------------
any series of Preferred Stock need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

          (g)  No Impairment.  Without the consent of the majority of the
               -------------
outstanding shares of each series of Preferred Stock, the corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

          The Company may not authorize any shares of Series D Preferred Stock in addition to those authorized hereunder nor may this paragraph be amended without the prior consent of the holders of a majority of the outstanding Series D Preferred Stock.

          (h)  Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,
(ii) the Conversion Rate of such series at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversions of such holder's shares of Preferred Stock.

          (i)  Notices of Record Date.  In the event of any taking by the
               ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right including any merger, reorganization, sale of all or substantially all of the assets of the corporation, the corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to such record date (or with respect to merger, reorganization sale of all or substantially all of the assets of the corporation, twenty (20) days prior to the date of the transaction if there is no record date), a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

          (j)  Reservation of Stock Issuable Upon Conversion.  The corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (k)  Notices.  Any notice required by the provisions of this Section 4
               -------
to be given to the holder of shares of Preferred Stock shall be deemed given five (5) business days after being deposited in the United States mail, first class, postage prepaid, and addressed to each holder of record at his address appearing on the books of the corporation.

          (l)  Reissuance of Converted Shares.  No shares of Preferred Stock
               ------------------------------
which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the corporation.

     5.   Protective Provisions.  So long as shares of Preferred Stock are
          ---------------------
outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class:

          (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of;

          (b) change the rights, preferences, privileges or restrictions of the Preferred Stock;

          (c) increase or decrease the aggregate number of authorized shares of Preferred Stock, other than an increase as provided in either subdivision (b) of
Section 405 or subdivision (c) of Section 902 of the California Corporations
Code;

          (d) change the stated minimum or maximum number of authorized directors in the Company's bylaws;

          (e) declare or pay dividends on Common Stock;

          (f) create a new class or series of shares having rights, preferences or privileges prior to or on parity with the shares of such class or series or increase the rights, preferences or privileges or the number of authorized shares of any class having rights, preferences or privileges prior to or on parity with the shares of such class or series;

          (g) Redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock otherwise than by conversion in accordance with Section 4 hereof; or

          (h) Redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any of the Common Stock; provided, however,
                                                              --------  -------
that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the corporation or any subsidiary pursuant to agreements under which the corporation has the option to repurchase such shares at a cost or at cost plus interest upon the occurrence of certain events, such as the termination of employment; and

          So long as at least 1,000,000 shares of Series E Preferred Stock are outstanding, this corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series E Preferred Stock, voting together as a single class, change the rights, preferences, privileges or restrictions of the Series E Preferred Stock.



                                   ARTICLE V

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.


                                   ARTICLE VI

     Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                                  ARTICLE VII

     (A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

     (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.



                                   ********

The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at Mountain View, California on the 13th day of June, 2000.



                                             /s/: Barry Cheskin
                                             ------------------
                                             Barry Cheskin, President


                                             /s/: Mark B. Weeks
                                             ------------------
                                             Mark B. Weeks, Secretary